First USA Credit Card Master Trust

Excess Spread Analysis - April 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-4 $843MM 7/18/2005	1998-6 $964MM 8/18/2008
Yield	15.08%	15.08%	15.08%	15.08%	15.08%
Less: Coupon	3.22%	3.27%	3.22%	3.14%	3.43%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.53%	5.53%	5.53%	5.53%	5.53%
Excess Spread:
April-05	4.83%	4.78%	4.83%	4.91%	4.62%
March-05	7.38%	7.33%	7.38%	7.46%	7.15%
February-05	5.82%	5.83%	5.88%	5.96%	5.63%
Three Month Average Excess Spread	6.01%	5.98%	6.03%	6.11%	5.80%

Delinquency:
30 to 59 Days	1.20%	1.20%	1.20%	1.20%	1.20%
60 to 89 Days	0.83%	0.83%	0.83%	0.83%	0.83%
90+ Days	1.71%	1.71%	1.71%	1.71%	1.71%
Total	3.74%	3.74%	3.74%	3.74%	3.74%
Payment Rate	13.91%	13.91%	13.91%	13.91%	13.91%

Series Deal Size Expected Maturity	1998-8 $602MM 9/18/2005	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	15.08%	15.08%	15.08%	15.08%	15.08%
Less: Coupon	3.21%	3.52%	3.23%	3.22%	3.15%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.53%	5.53%	5.53%	5.53%	5.53%
Excess Spread:
April-05	4.84%	4.53%	4.82%	4.83%	4.90%
March-05	7.39%	7.06%	7.36%	7.37%	7.45%
February-05	5.89%	5.55%	5.87%	5.88%	5.89%
Three Month Average Excess Spread	6.04%	5.71%	6.02%	6.03%	6.08%

Delinquency:
30 to 59 Days	1.20%	1.20%	1.20%	1.20%	1.20%
60 to 89 Days	0.83%	0.83%	0.83%	0.83%	0.83%
90+ Days	1.71%	1.71%	1.71%	1.71%	1.71%
Total	3.74%	3.74%	3.74%	3.74%	3.74%
Payment Rate	13.91%	13.91%	13.91%	13.91%	13.91%